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                                  EXHIBIT 99.3


[IBSS Logo]
INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC.
115 ATRIUM WAY, SUITE 228
COLUMBIA, SC  29223
(803) 736-5595   FAX  (803) 736-5639

MEDIA CONTACT                         INVESTOR CONTACTS
Lorri-Ann Carter                      Dian Griesel, Ph.D. / Juan Dominguez
CarterTodd & Associates, Inc.         The Investor Relations Group
803.779.4005                          212.736.2650
la@cartertodd.com                     TheProTeam@aol.com

E+P CONTACT
Tatjana Jovanovic
949.453.0399 x105
tjo@ep-ag.com

        INTEGRATED BUSINESS SYSTEMS & SERVICES CERTIFIES SYNAPSE EAI+(TM) FOR EIGNER + PARTNER'S AXALANT(TM) E-ENGINEERING SOFTWARE SOLUTION

Columbia, SC--August 28, 2000--Integrated Business Systems & Services, Inc. ("IBSS") (NasdaqNM: IBSS) today announced it has certified Synapse EAI+(TM) for EIGNER + PARTNER's axalant(TM) software, a suite of web-based e-Engineering solutions. EIGNER + PARTNER is the leading European provider of product data and document management technology. The partnership with IBSS signifies a major thrust for the company in the North American market. With the Synapse enabled axalant system, both companies will focus on complex manufacturing industries such as heavy equipment, aerospace and defense, chemical and pharmaceutical, and automotive.

ABOUT SYNAPSE EAI+

IBSS' Synapse EAI+ is the company's enterprise application integration software that offers companies true enterprise modeling and application extension. Synapse EAI+ allows complete access to data from suppliers, distributors and customers across legacy, homegrown, or customized applications as well as packaged front and back office applications.

ABOUT AXALANT

axalant, a web-based e-Engineering system, is the latest in a line of proven software solutions from EIGNER + PARTNER. axalant allows companies to define their products and processes electronically in cooperation with their suppliers, partners and customers throughout the entire lifecycle. This e-Engineering solution set provides collaborative support for product definition, optimizing process and data flow within an organization.

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"Companies will greatly benefit from the new Synapse enabled axalant
e-Engineering system," said Harry Langley. "This highly functional package offers expanded collaborative networking capabilities by providing the ability to communicate with disparate and legacy systems across multiple networks, including the Internet."

"Eigner+Partner and IBSS share a common strategy of enabling rapid implementation of robust, practical systems," said John Sperling, Director of Product Management for Eigner+Partner. "Through our partnership, our customers will be able to deploy and support real-world product development and production systems faster and more reliably than ever before, which is absolutely critical in today's rapidly changing world of e-business."

ABOUT IBSS

Integrated Business Systems and Services, Inc. provides value added electronic business software products and services to manufacturers and other enterprises throughout the country that require the use of transaction processing technology and other technology connectivity solutions. Through the licensing, installation, and servicing of Synapse, IBSS' technology, the company brings a new paradigm to the middleware and integrated systems market. IBSS has the opportunity to establish Synapse as a standard because its architecture provides the framework that allows traditional businesses to easily and rapidly transition from the current way they do business to the new e-business paradigm. IBSS provides a line of Synapse-based products that include Synapse Manufacturing(TM) for manufacturing plant automation; Synapse EAI+(TM) for enterprise modeling and application integration; and Synapse B2B(TM) for integrating a company's applications directly with its trading partners' Web sites and ERP or legacy systems. IBSS has offices in Columbia and Detroit. For more information about IBSS' products and services, call 800-553-1038 or visit www.ibss.net.

ABOUT EIGNER + PARTNER

Founded in Germany in 1985, EIGNER + PARTNER has helped over 800 customers and research organizations worldwide to meet their e-Engineering requirements. Companies in a wide range of markets, including aerospace and defense, automotive, high tech, heavy equipment and electro-mechanical, rely on EIGNER + PARTNER for everything from system introduction, implementation and management to pilot installations, workshops, training, customer hotlines and technical support. With offices worldwide, EIGNER + PARTNER is an international company committed to providing e-Engineering solutions. For more about EIGNER + PARTNER, please visit www.axalant.com or call 949-453-0399.

Except for the historical information herein, the matters discussed in this news release include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based on a number of factors, including, but not limited to, risks in product and technology development and integration, market acceptance of new products and continuing product demand, the impact of competitive products and pricing, changing economic conditions and other risk factors detailed in the Company's most recent annual report and other filings with the Securities and Exchange Commission.

             axalant is a registered trademark of EIGNER + PARTNER.

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